Updated September 2015 with financial data through June 30, 2015 Company Presentation

2 Safe Harbor Statement The information contained herein is current only as of the date hereof; however, unless otherwise indicated, financial information contained herein is as of June 30, 2015. The business, prospects, financial condition or performance of FairPoint Communications, Inc. (“FairPoint”) and its subsidiaries described herein may have changed since that date. FairPoint does not intend to update or otherwise revise the information contained herein. FairPoint makes no representation or warranty, express or implied, as to the completeness of the information contained herein. Market data used throughout this presentation is based on surveys and studies conducted by third parties, as well as industry and general publications. FairPoint has no obligation (express or implied) to update any or all of the information or to advise you of any changes; nor does FairPoint make any express or implied warranties or representations as to the completeness or accuracy nor does it accept responsibility for errors. Some statements herein are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “continue,” “outlook” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors, including those factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other factors discussed in reports that we file with the Securities and Exchange Commission. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. FairPoint does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We provide guidance as to certain financial information herein, which consists of forward-looking statements. Our guidance is not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto. Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent our actual results which could fall outside of the suggested ranges. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. Notwithstanding this, we do not accept any responsibility for any projections or reports published by any such outside analysts or investors. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions or the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date hereof. Actual results may vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it. Any inability to successfully implement our operating strategy or the occurrence of any of the events or circumstances discussed therein could result in the actual operating results being different than the guidance, and such differences may be material.

3 Non-GAAP Financial Measures The Company uses certain non-GAAP financial measures in evaluating its performance. Throughout this presentation, reference is made to Adjusted EBITDA, Adjusted EBITDA minus Estimated Avoided Costs, Unlevered Free Cash Flow, Unlevered Free Cash Flow minus Estimated Avoided Costs and adjustments to GAAP and non-GAAP measures to exclude the effect of special items. Management believes the non-GAAP measures are useful for investors because they enable them to view performance in a manner similar to the method used by the Company’s management. Unlevered Free Cash Flow and Unlevered Free Cash Flow minus Estimated Avoided Costs may also be useful to investors in assessing the Company’s ability to generate cash and meet its debt service requirements. The maintenance covenants contained in the Company’s credit facility are based on Adjusted EBITDA. In addition, management believes that the adjustments to GAAP and non-GAAP measures to exclude the effect of special items may be useful to investors in understanding period- to-period operating performance and in identifying historical and prospective trends. On October 17, 2014, two of our labor unions in northern New England initiated a work stoppage. As a result, significant union employee and vehicle and other related expenses related to northern New England were not incurred between October 17, 2014 and February 24, 2015 (the "work stoppage period"). Therefore, to assist in the evaluation of the Company's operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage ("Estimated Avoided Costs"). Estimated Avoided Costs is a pro forma estimate only. The non-GAAP financial measures, as used herein, are not necessarily comparable to similarly titled measures of other companies. Furthermore, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, net income or loss, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA minus Estimated Avoided Costs, Unlevered Free Cash Flow, Unlevered Free Cash Flow minus Estimated Avoided Costs should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. The Company compensates for these limitations by relying primarily on its GAAP results and using the non-GAAP measures only supplementally. A reconciliation of Net Income (Loss) to Adjusted EBITDA, Adjusted EBITDA minus Estimated Avoided Costs, Unlevered Free Cash Flow, and Unlevered Free Cash Flow minus Estimated Avoided Costs can be found in the appendix of this presentation. The information in this document should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Company Snapshot

FairPoint communications

Overview

- Operates in 17 states with approximately 1.1M access line equivalents[(1)]
- 20,000+ fiber route mile network including nearly 17,000 fiber route miles in northern New England
- Proven track record of Unlevered Free Cash Flow generation

Northern New England (NNE):

- Incumbent wireline provider with extensive "enterprise class" network and scale in three contiguous states of Maine, New Hampshire and Vermont
- Over 1,800 Fiber-to-the-tower (FTTT) Ethernet backhaul connections
- Direct fiber connections to nearly 3,000 buildings
- 32 markets with access to Ethernet connections capable of symmetrical, dedicated data transport speeds of up to 1Gig
- Relatively low market share of both residential and business customers
- ~90% broadband availability; 37.1% penetration[(2)]

Telecom Group:

- Consistent, substantial cash flow generation
- Local presence and workforce; less competition
- ~90% broadband availability; 60.1% penetration[(2)]

Service Territory



FairPoint Operating State
TG Property
NNE States

Access Line Equivalents

as of June 30, 2015	NNE	Telecom Group[(3)]	Total
Switched access lines:			
Residential	341,756	96,423	438,179
Business	235,756	42,546	278,302
Wholesale	51,741	NM	51,741
Total switched access lines	629,253	138,969	768,222
Broadband Subscribers	233,580	83,520	317,100
Total access line equivalents	862,833	222,489	1,085,322
Broadband Penetration	37.1%	60.1%	41.3%

(1) Switched access lines plus broadband subscribers as of June 30, 2015
(2) Broadband subscribers as a percentage of switched access lines
(3) Approximately 20% of Telecom Group is located in ME, NH and VT

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5 Albany Boston Northern New England Network 350 Central Offices Nearly 17,000 Fiber Route Miles Network • 400G DWDM ROADM • 10G/1G EPS aggregation rings to all 350 offices • IP/MPLS core with terabit routing capacity and NGN design Network extensions • 1 Summer St, Boston MA (on-net) • 80 State St, Albany NY (on-net) • 60 Hudson St, NYC NY (leased 10G waves) Network Operations Center • 24/7/365 network operations and data services center Data Center Capabilities • On-net enterprise data services facility in New Hampshire • Bundled product with CES Over $700 million invested in infrastructure and technology since 2008 VT 93% ME 88% NH 95% Broadband Coverage New York Enterprise Class fiber network designed to meet growing demand of business customers

6 Improve Operations 2011 Focus Executing on Our Strategy Change Regulatory Environment 2012 Focus Superior Operating Platform Transform and Stabilize Revenue 2013 Focus Execute HR Strategy 2014 Focus • Experienced leadership team • Best-in-class complex project management • Industry-leading Ethernet installation • Stress-tested during a four month strike The execution of our four pillar strategy has produced a superior operating platform

Complex Program Management

Partner with Customer

Effective Communication

Own Project Success

- Dedicated Team of 11 Customer Project Managers and 9 IT, Network and Product Project Managers
- Highly experienced customer facing team with a proven track record of success
- Disciplined and standardized 10 step project implementation approach

NG911

- Conversion of Maine E911 system from TDM to IP
  - 26 PSAPs
  - Maine was the 1st completely IP based NG911 system in the nation
- Completed installation of Vermont NG911 system in July 2015

Fiber to the Tower

- ~1,800 FTTT connections
- Ethernet Virtual Private Line on fiber network
- All major wireless carriers
- Have met all on-time delivery SLA's to date

New England TeleHealth Consortium

- 300+ locations across ME, NH and VT Ethernet Virtual Private Line
- Mix of fiber and copper delivered solutions
- Stringent tracking of all order/circuit information with regularly scheduled customer meetings/reports

Maine Schools and Libraries

- 350+ locations across the state of Maine
- Ethernet Virtual Private Line
- Off-net site coordination with access management team

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8 Revenue by Strategic Category Transform, Stabilize and Grow • Growth revenues are comprised of products such as Retail and Wholesale Ethernet, Hosted Voice, Broadband and FTTT • Sales and marketing efforts focused on driving acceleration of Growth products including the evaluation of new products and services • Convertible revenues are moving from older technologies like Centrex, ATM and Frame Relay • Proactive re-terming and up-selling designed to reduce revenue churn as Convertible customers switch from TDM to IP/Ethernet • Legacy revenues are in managed decline and comprised of Residential Voice and Switched Access • Retention efforts and rate increases structured to slow churn in Legacy category Transforming Revenue while Mitigating Year-over-year Declines 2Q 2015(2) 5-Year Outlook (2019) Growth = +6% to +10% CAGR Legacy = -5% to -9% CAGR Convertible = -7% to -11% CAGR 1Q 2011(1) Projected Growth Rate Growth 13% Convertible 37% Legacy 44% Other 6% Growth = +17% CAGR Legacy = -9% CAGR Convertible = -11% CAGR Historic Growth Rate (1) 1Q11 revenue of $254.8 million (2) 2Q15 revenue of $214.1 million

Actively Manage Expense Structure

FairPoint communications

~$650M Cost Structure (TG + NNE)(1)



Marketing 5%
Operating Taxes & Other 8%
Circuits & Network 24%
Facilities and Fleet 7%
Contracted Services 6%
Employee Expenses 50%

- Operationalize new Collective Bargaining Agreements (CBAs) and utilize enhanced flexibility to more efficiently operate the business
- Implement new processes identified during the strike to enhance productivity
- Continue to groom network to minimize ongoing costs
- Refine marketing approach to be more effective and efficient

Headcount Rationalization



(No. of Employees) (2)
4,000
3,000
2,000
27%(3)
747 749 691 681 667 594 589 585 569 557 551 542 529 531 514 499 491 466
3,261 3,260 2,999 2,860 2,787 2,816 2,809 2,784 2,752 2,698 2,631 2,629 2,637 2,629 2,574 2,553 2,503 2,465
Q1'11 Q2'11 Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15

- 27% workforce reduction in last 4 ¼ years
- 2,931 employees as of June 30, 2015
  - 1,075 non-represented. 1,856 represented (approx. 1,654 in NNE covered by new CBAs ratified Feb. 22, 2015)
- Completed workforce reduction plan in July, 2015
  - 2,762 employees as of July 31, 2015

Focused on meeting Unlevered Free Cash Flow expectations

(1) FY 2014 adjusted for items added back to compute Adjusted EBITDA. In addition, to assist in the evaluation of the Company's operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage ("Estimated Avoided Costs"). Those costs are included in the approximately $650 million cost structure.
(2) NNE = Yellow, Telecom Group = Blue
(3) Decrease represents total change in workforce since 1Q11

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10 Disciplined Approach to Cap Ex $198 $176 $145 $128 $120 <$120 18.5% 17.1% 14.9% 13.7% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% $100 $120 $140 $160 $180 $200 $220 $240 2010 2011 2012 2013 2014 2015 Guidance (Capital expenditures by year and as a % of revenue ($ in M)) Cap Ex Trend and Allocation Regular Regulatory FTTT Optimal Level Success-based Network Growth Non-revenue generating • Cap Ex managed through regular review of priorities and initiatives • Cap Ex trending toward optimal level • Evaluating CAF II impact on Cap Ex, Subscriber growth and Revenue • Success-based includes spending directly attributable to sales • Network growth includes fiber expansion, broadband build-out and speed upgrades • Non-revenue generating includes IT, plant maintenance and cost saving projects Optimizing Cap Ex Levels 13.3% Focused on meeting Unlevered Free Cash Flow expectations

11 Sustainable Free Cash Flow Superior Operating Platform Proven Expense Mgmt. Disciplined Cap Ex New Collective Bargain- ing Agree- ments Committed to Driving Free Cash Flow (1) Unlevered Free Cash Flow (UFCF) means Adjusted EBITDA minus the sum of pension contributions, OPEB payments and capital expenditures. Unlevered Free Cash Flow is a non-GAAP financial measure. A reconciliation of Net Income (Loss) to Adjusted EBITDA and Unlevered Free Cash Flow can be found in the appendix of this presentation. In addition, to assist in the evaluation of the Company’s operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage (“Estimated Avoided Costs”). Estimated Avoided Costs have been subtracted from our 2014 UFCF results and our 2015 forecast. $77 $112 $113 $104 $115 to $125

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13 Appendix

14 Summary Financial Results (1) To assist in the evaluation of the Company’s operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage (“Estimated Avoided Costs”) (2) Adjusted EBITDA minus Estimated Avoided Costs is a non-GAAP financial measure. A reconciliation of Net Income (Loss) to Adjusted EBITDA minus Estimated Avoided Costs can be found in this appendix as well as in our second quarter 2015 earnings release furnished August 5, 2015 in a current report on Form 8-K. (3) Unlevered Free Cash Flow minus Estimated Avoided Costs means Adjusted EBITDA minus Estimated Avoided Costs minus the sum of pension contributions, OPEB payments and capital expenditures. Unlevered Free Cash Flow minus Estimated Avoided Costs is a non-GAAP financial measure. A reconciliation of Net Income (Loss) to Unlevered Free Cash Flow minus Estimated Avoided Costs can be found in this appendix of as well as in our second quarter 2015 earnings release furnished August 5, 2015 in a current report on Form 8-K. Second Quarter 2015 Results(1) Second Quarter • Operationalizing the new CBAs • Historically low trouble loads • Completing more jobs per day per tech than before the strike • Current on installation commitments • Revenue of $214.1M • Adjusted EBITDA minus Estimated Avoided Costs(2) of $63.7M for the quarter and $125.3M year-to-date • Unlevered Free Cash Flow minus Estimated Avoided Costs(3) of $30.7M for the quarter and $63.6M year-to-date • Reported positive momentum in Ethernet revenue and growth in broadband revenue quarter-over-quarter ̶ Ethernet services contributed approximately $23.5M of revenue in Q2 2015 as compared to $20.9M a year ago, an increase of 12.4% YoY ̶ Ethernet revenue was 11.0% of total revenue in Q2 2015 compared to 9.3% of total revenue in Q2 2014 ̶ Total Ethernet circuits grew by 28.0% YoY ̶ Broadband subscribers declined 4.9% YoY primarily driven by marketing pull-back ahead of and during the strike August 18, 2015 • Accepted $37.4 million in annual support from the Federal Communications Commission’s Connect America Fund to construct and operate network infrastructure and offer broadband service speeds of at least 10 Mbps download and 1 Mbps upload to approximately 105,000 locations in 14 states • Reiterated 2015 Unlevered Free Cash Flow and Capital Expenditure guidance

15 Highlights of New Collective Bargaining Agreements • The defined benefit pension plan has been closed to new employees. For employees on the payroll as of October 14, 2014, past accruals have been frozen and effective February 22, 2015, future defined benefit accruals will be at 50% of prior rates and capped after 30 years of total credited service. • Retiree medical for active employees has been eliminated. A transitional monthly medical premium reimbursement arrangement is available for eligible employees who elect to retire in the first 30 months of the contract period. To be eligible for the reimbursement arrangement a retiree must, among other criteria, have commenced a pension under the defined benefit pension plan. The monthly reimbursement arrangement shall not exceed $800 per retiree, plus an additional $400 for a retiree’s spouse, and shall only be for reimbursement of eligible medical insurance premiums. The reimbursement arrangement will be available only until the retiree reaches age 65, or dies, among other limitations, whereupon payments for the retiree’s spouse shall end as well. • Employees will participate in the NECA/IBEW multi-employer medical plan. For 2015, the company’s contribution is approximately equal to 79% of the cost had these employees been on the company’s management health plan. Further, future annual increases in the company’s premium contributions are capped at 4% per year. • ~$8 to $12 million in annualized medical plan expense savings Other Highlights: • Modest change to the 401(k) plan with a dollar-for-dollar match up to 5% of eligible pay. • For existing employees there will be a delayed ratification payment of $400, with general wage increases of 1% in August 2016 and 2% in August 2017. • New hire wage rate increases will occur at 12-month intervals versus 6-month intervals under the expired agreements. • Paid sick days will be limited to 6 per year versus unlimited paid sick days under the expired agreements. • Short term disability benefits will be available under the same 6-month plan as available to management versus 12 months at 100% of normal salary benefit under the expired agreements. • Prohibitions on layoffs included in the expired agreements were eliminated. • Subcontracting rules were liberalized to permit subcontracting in a variety of circumstances including weather emergencies, spikes in service workloads and where management determines that due to evolving technological needs, different skills are necessary. • Other operational rules such as call-outs, standby and transfers among locations were liberalized. • The term of the collective bargaining agreements are from February 22, 2015 through August 4, 2018.

16 Recent Financial Trends (1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Net Income (Loss) to Adjusted EBITDA can be found in this appendix as well as in our second quarter 2015 earnings release furnished August 5, 2015 in a current report on Form 8-K. (2) Unlevered Free Cash Flow means Adjusted EBITDA minus the sum of pension contributions, OPEB payments and capital expenditures. Unlevered Free Cash Flow is a non-GAAP financial measure. A reconciliation of Net Income (Loss) to Unlevered Free Cash Flow can be found in this appendix as well as in our second quarter 2015 earnings release furnished August 5, 2015 in a current report on Form 8-K. (3) 4Q14 and 2014 calculations of Adjusted EBITDA and Unlevered Free Cash Flow deduct $33 million of Estimated Avoided Costs experienced in 4Q14 related to the strike. (4) 1Q15 calculations of Adjusted EBITDA and Unlevered Free Cash Flow deduct $27 million of Estimated Avoided Costs experienced in 1Q15 related to the strike. (5) Guidance provided August 5, 2015 and adjusted for $27 million of Estimated Avoided Costs experienced in 1Q15 related to the strike. 2015 guidance for Unlevered Free Cash Flow and Capital Expenditures was reiterated on August 18, 2015. ($ in M) 2Q14 3Q14 4Q14 1Q15 2Q15 2013 2014 2015 Guidance Revenue $225.6 $228.1 $217.1 $214.0 $214.1 939.4$ 901.4$ Adjusted EBITDA(1) $64.2 $61.7 $67.5 $61.7 $63.7 265.0$ 257.6$ margin 28.5% 27.0% 31.1% 28.8% 29.8% 28.2% 28.6% Capital expenditures $34.9 $28.8 $27.7 $26.4 $28.3 128.3$ 119.5$ Less Than $120 % of revenue 15.5% 12.6% 12.8% 12.3% 13.2% 13.7% 13.3% Cash Pension & OPEB $8.0 $8.4 $9.7 $2.3 $4.7 $23.4 $34.1 Approx. $20 Unlevered Free Cash Flow(2) $21.4 $24.5 $30.1 $32.9 $30.7 113.3$ 104.0$ $115 - $125 Cash on hand $31.9 $25.2 $37.6 $10.3 $9.1 42.7$ 37.6$ Debt, gross $932.0 $930.4 $928.8 $927.2 $925.6 935.2$ 928.8$ Financial Highlights (5) (4) (3) (3)

17 Revenue: Stabilize, Transform and Grow by Customer Segment (1) by Product Type (1)(2) (1) 2Q15 revenue of $214.1 million (2) Access includes switched access and special access, which includes wholesale Ethernet services like fiber-to-the-tower (2) Maintaining revenue transformation momentum

18 Pension & OPEB GAAP Liability ($ in millions) 2013 2014 2Q15 Pension Plan assets (1) $175.2 $195.4 $203.4 Projected benefit obligation $328.8 $408.2 $369.1 Key assumptions: Discount Rate (2) 4.92% 4.04% 4.00% OPEB Plan assets $0.0 $0.0 $0.0 Projected benefit obligation $590.4 $741.4 $106.7 Key assumptions: Discount Rate 4.98% 4.14% 3.77% Healthcare cost trend (<65 years) 8.10% 7.90% 7.90% Healthcare cost trend (>65 years) 8.10% 7.90% 7.90% Pension & OPEB GAAP Liability • Pension & OPEB liabilities declined a combined $680 million from 4Q14 to 1Q15 due primarily to the new collective bargaining agreements (CBAs) • 2015 Pension contribution and OPEB payments of approximately $20 million expected • No lump sum payments under the new collective bargaining agreements • Pension and OPEB liabilities are highly sensitive to changes in the discount rate, census data and healthcare cost trend assumptions • 27% reduction in headcount since 2011 (1) Combined assets and liabilities of the Associate and Management pension plans (2) Discount rate used to value GAAP projected benefit obligation Pension and OPEB Considerations Meaningful reduction in Pension and OPEB liabilities primarily related to new CBAs Meaningful reduction in obligation

Reconciliation of Non-GAAP Measures

FairPoint communications

Reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from Net (Loss) Income:	Year				Quarter				
	2011	2012	2013	2014	2Q14	3Q14	4Q14	1Q15	2Q15
Net Income/(loss)	$ 171,962	$ (153,294)	$ (93,450)	$ (136,319)	$ (22,680)	$ (37,778)	$ (43,624)	$ (45,213)	$ 40,265
Income tax (benefit)/expense	226,613	(95,560)	(90,291)	(29,778)	(7,134)	(11,249)	(1,725)	901	(824)
Interest expense	73,128	67,610	78,675	80,371	20,023	20,195	20,145	19,819	19,974
Depreciation and amortization	358,406	376,614	282,438	220,678	55,080	56,618	54,909	55,306	55,818
Pension expense (1a)	12,185	17,809	26,221	18,144	4,754	4,892	3,699	5,111	3,088
OPEB expense (1a)	39,601	50,875	54,469	57,138	13,404	14,941	15,264	(12,008)	(55,548)
Compensated absences (1b)	(462)	329	431	2,848	(3,013)	(3,829)	(1,623)	12,237	(3,803)
Severance	8,006	6,380	8,150	2,005	129	264	1,228	358	3,760
Restructuring costs (1c)	21,053	1,335	207	104	47	12	27	7	20
Storm expenses (1d)	4,040	3,000	2,598	145	(190)	-	745	-	-
Other non-cash items, net (1e)	(651,943)	3,518	1,902	2,087	(109)	331	734	2,733	1,780
Loss (gain) on sale of assets	-	-	(10,757)	450	243	170	27	-	-
Loss on debt refinancing	-	-	6,787	-	-	-	-	-	-
Labor negotiation expense	-	-	648	73,590	3,700	17,142	51,335	49,528	(850)
All other allowed adjustments, net (1f)	(1,055)	(675)	(2,998)	(889)	(20)	(14)	(671)	(99)	(16)
Adjusted EBITDA	$ 261,534	$ 277,941	$ 265,030	$ 290,574	$ 64,234	$ 61,695	$ 100,470	$ 88,680	$ 63,664
Estimated Avoided Costs (2)	-	-	-	(33,000)	-	-	(33,000)	(27,000)	-
Adjusted EBITDA minus Estimated Avoided Costs (2)	**$ 261,534**	**$ 277,941**	**$ 265,030**	**$ 257,574**	**$ 64,234**	**$ 61,695**	**$ 67,470**	**$ 61,680**	**$ 63,664**
Adjusted EBITDA	$ 261,534	$ 277,941	$ 265,030	$ 290,574	$ 64,234	$ 61,695	$ 100,470	$ 88,680	$ 63,664
Pension contributions	$ (6,178)	$ (17,850)	$ (19,971)	$ (28,266)	$ (6,895)	$ (7,038)	$ (7,373)	$ (1,200)	$ (3,182)
OPEB payments	$ (1,763)	$ (3,183)	(3,470)	(5,808)	(1,068)	(1,398)	(2,280)	(1,149)	(1,486)
Capital expenditures	$ (176,125)	$ (145,066)	(128,298)	(119,489)	(34,900)	(28,798)	(27,714)	(26,430)	(28,298)
Unlevered Free Cash Flow	$ 77,468	$ 111,842	$ 113,291	$ 137,011	$ 21,371	$ 24,461	$ 63,103	$ 59,901	$ 30,698
Estimated Avoided Costs (2)	-	-	-	(33,000)	-	-	(33,000)	(27,000)	-
Unlevered Free Cash Flow minus Estimated Avoided Costs (2)	**$ 77,468**	**$ 111,842**	**$ 113,291**	**$ 104,011**	**$ 21,371**	**$ 24,461**	**$ 30,103**	**$ 32,901**	**$ 30,698**

(1) For purposes of calculating Adjusted EBITDA (in accordance with the definition of Consolidated EBITDA in the Company's credit agreement), the Company adjusts net (loss) income for interest, income taxes, depreciation and amortization, in addition to:

a) the add-back of aggregate pension and other post-employment benefits (OPEB) expense,
b) the add-back (or subtraction) of the adjustment to the compensated absences accrual to eliminate the impact of changes in the accrual,
c) the add-back of costs related to the reorganization, including professional fees for advisors and consultants,
d) the add-back of costs and expenses, including those imposed by regulatory authorities, with respect to casualty events, acts of God or force majeure to the extent they are not reimbursed from proceeds of insurance,
e) the add-back of other non-cash items, including stock compensation expense, except to the extent they will require a cash payment in a future period, and
f) the add-back (or subtraction) of other items, including facility and office closures, labor negotiation expenses (including losses related to disruption of operations), non-cash gains/losses, non-operating dividend and interest income and other extraordinary gains/losses.

(2) On October 17, 2014, two of our labor unions in northern New England initiated a work stoppage. As a result, significant union employee and vehicle and other related expenses related to northern New England were not incurred between October 17, 2014 and February 24, 2015 (the "work stoppage period"). Therefore, to assist in the evaluation of the Company's operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage ("Estimated Avoided Costs"). Estimated Avoided Costs is a pro forma estimate only.

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20 Operating Footprint